UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2014

STRAIGHT PATH COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36015	45-2457757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Hickory Park Drive, Suite 218 Glen Allen, Virginia	23059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-1522

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 30, 2014 (the “Approval Date”), the Compensation Committee and the Board of Directors of Straight Path Communications Inc. (the “Registrant”), approved the following grants to its named executive officers pursuant to the Plan:  (i) 71,000 restricted shares of Class B Common Stock to Davidi Jonas, the Registrant’s Chief Executive Officer and President, and (ii) 52,000 restricted shares of Class B Common Stock to Jonathan Rand, the Registrant’s Chief Financial Officer and Treasurer.  Both grants of restricted shares will vest in equal installments on the six month, eighteen month and thirty month anniversaries of the Approval Date and are subject to stockholder approval at the Registrant’s next annual stockholders meeting of an amendment to the Registrant’s 2013 Stock Option and Incentive Plan (the “Plan”) increasing the number of shares of the Registrant’s Class B Common Stock reserved for issuance under the Plan.

Further, on July 30, 2014, the Compensation Committee of the Registrant’s Board of Directors approved annual performance bonuses to Mr. Jonas in the amount of $60,000 and to Mr. Rand in the amount of $45,000.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAIGHT PATH COMMUNICATIONS INC.

By:	/s/ Davidi Jonas
Name: Davidi Jonas Title: Chief Executive Officer

Dated: August 4, 2014